                                                                    EXHIBIT 99.1

                            (XETA TECHNOLOGIES LOGO)

--------------------------------------------------------------------------------
NEWS RELEASE

Date:             June 24, 2003
                  FOR IMMEDIATE RELEASE

Contact:          Cheryl Moll
                  XETA Technologies
                  (918) 664-8200




                             XETA TECHNOLOGIES SIGNS
                 PREMIUM PARTNER AGREEMENT WITH NORTEL NETWORKS


BROKEN ARROW, OK - XETA Technologies (NASDAQ:XETA), a national provider of converged communications solutions for the enterprise marketplace, today announced it has signed a "Premium Partner" agreement with Nortel Networks. The Nortel Networks "Premium Partner" program--their highest level of partnership--provides select business partners access to the broadest spectrum of products, services and support programs. Nortel Networks is a globally recognized leader in both voice and data technologies and is among the industry leaders in Internet Protocol (IP) telephony.

"We are pleased to be a Nortel Networks Premium Partner," said Jack Ingram, Chairman, CEO and President of XETA Technologies. "This partnership, in complement with our Avaya partnership, is consistent with, and greatly enhances the fulfillment of our vision to become the nation's premier provider of converged communications solutions. Adding the Nortel Networks product lines effectively doubles XETA's market reach and broadens our ability to service the ever-changing needs of our customers," added Ingram.

Larry Patterson, Sr. Vice President of Sales and Services, stated, "With recent advancements in technology and consolidations throughout industry, our customers are increasingly adopting multi-vendor strategies. In today's multi-vendor environment, it is critical to ensure that service levels are maintained, networks operate efficiently and applications work in harmony. This new partnership with Nortel Networks greatly enhances our ability to meet these multi-vendor needs of the market. XETA can now provide a much greater array of customers with a single point of contact for their converged communications needs with a goal of lowering their operating costs and enhancing their network management capabilities. To incorporate this additional dimension into XETA, the initial focus will be on building our Nortel Networks capabilities and establishing the necessary workflow processes in order to deliver the XETA standards that our customers have come to expect."

"We enthusiastically embrace this new partnership with Nortel Networks and will begin developing the opportunities immediately. To effectively implement this new dimension, several new employees will be added in addition to extensive cross training of our existing personnel. This is a very large undertaking and we must proceed at a pace permitted by the current poor economic climate. To begin the capability build-up, we will employ some of our own capital coupled with a market development package supplied by Nortel Networks. Assuming a reasonable continuation of economic conditions as they now appear, we expect to see positive financial contribution from this effort beginning in the fourth quarter of this calendar year," stated Ingram.

                                      # # #

ABOUT XETA TECHNOLOGIES

XETA Technologies is a leading communications integrator with sales and service locations nationwide. XETA has grown from being the lodging industry's leading provider of call accounting solutions to a major national integrator of enterprise communications equipment. Through internal growth and corporate acquisitions, XETA today is positioned to serve and lead the growing market of converged communications network solutions for voice, data and video applications. XETA is also building upon its success as one of the largest integrators of Avaya voice and data systems, serving national business clients in sales, consulting, engineering, project management, installation and service support. XETA is at the forefront of providing communication solutions and consulting services supporting applications such as Microsoft Exchange 2000 and addressing the growing demand for Unified Messaging and Voice-over Internet Protocol (VoIP) applications.

XETA Technologies has recently been recognized by Fortune Small Business magazine's Top 100 Fastest-Growing Companies, Fortune magazine's "100 Fastest-Growing Companies", Forbes magazine's "Best 200 Small Companies in America" and BusinessWeek's "Top 100 Hot Growth Companies". For more information about XETA Technologies, visit www.xeta.com.


This news release contains forward-looking statements that are made subject to the provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements concerning the Company's expectations for increased business opportunities as a Nortel Networks distributor and the impact of these opportunities upon the Company's future financial results. These and other forward-looking statements (generally identified by such words as "expects," "plans," "believes," "anticipates" and similar words or expressions) reflect management's current expectations, assumptions, and beliefs based upon information currently available to management. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, the Company's ability to successfully exploit the Nortel Networks market, the overall health of the U.S. economy and the telecommunications market specifically, the long-term success of the Company's growth strategies, the Company's ability to manage its bank debt and meet its covenant requirements, market acceptance of and demand for the Company's product and service offerings, inflation, competition, and the availability and retention of sales professionals and trained technicians. Additional factors which could affect actual results are described in the section entitled "Outlook and Risk Factors" contained in the Company's Form 10-K for its fiscal year ended October 31, 2002 and Form 10-Q for its quarters ended January 31, 2003 and April 30, 2003.